UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2010

John Bean Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive
Chicago, Illinois 60601
(Address of Principal executive offices, including Zip Code)

(312) 861-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 10, 2010, John Bean Technologies Corporation issued a press release announcing financial results for its first quarter ended March 31, 2010. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information, including Exhibit 99.1, furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Stockholders of the Corporation was held on May 5, 2010.

(b)
At the Annual Meeting, Alan D. Feldman and James E. Goodwin were re-elected as Directors to serve three-year terms ending in 2013.   In addition, proposals to (1) approve material terms of the performance goals under which performance-based awards under our Incentive Compensation and Stock Plan are awarded and (2) ratify the appointment by the Audit Committee of our Board of Directors of KPMG LLP as our independent registered public accounting firm for 2010 were approved by a majority of the stockholders.  The voting results for the director nominees and each of the two other proposals are set forth below:

Nominee/Proposal	For	Against	Withheld	Abstentions	Broker Non-Votes
Alan D. Feldman	21,692,085	not applicable	2,192,451	not applicable	2,074,643
James E. Goodwin	21,756,847	not applicable	2,127,689	not applicable	2,074,643
Performance Goals	22,068,224	3,861,906	not applicable	29,049	not applicable
Auditor Ratification	25,617,016	156,497	not applicable	185,666	not applicable

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued May 10, 2010

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: May 10, 2010	By:	/s/ Megan J. Donnelly
	Name	Megan J. Donnelly
	Title	Chief Accounting Officer, and duly authorized officer